EXHIBIT 4(e)
                         SPS
                SOUTHWESTERN PUBLIC SERVICE

     Number                                       Shares

             SOUTHWESTERN PUBLIC SERVICE COMPANY
   INCORPORATED UNDER THE LAWS OF THE STATE OF NEW MEXICO
                                                            CUSIP
                                            See Rerverse For Certain Definitions

  This Certifies that

            S     P     E     C     I     M     E     N

is the owner of

    full paid and non-assessable shares, having a par value of $1 per share,
of the      %

                          PREFERRED STOCK of
                 SOUTHWESTERN PUBLIC SERVICE COMPANY

(hereinafter called the Company), transferable on the books of the Company by the holder hereof in person or by a duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Restated Articles of Incorporation of the Company and all amendments thereof and Certificates creating series of Preferred Stock, copies of which are on file with the Transfer Agent, to all of which the holder, by acceptance hereof, assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

            WITNESS the seal of the Company and the signatures of its President and Secretary.


Secretary                  Corporate Seal         President

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common       UNIF GIFT MIN ACT --
                                          Custodian
                                      --------------------
TEN ENT -- as tenants by the          (Cust)   (Minor)
              entireties              under Uniform
JT TEN  -- as joint tenants with      Gifts to Minors
              right of survivorship   Act___________
              and not as tenants in        (State)
              common

         Additional abbreviations may also be used though not in the above list.

                   SOUTHWESTERN PUBLIC SERVICE COMPANY

      THE COMPANY WILL FURNISH TO EACH STOCKHOLDER UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE COMPANY, AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES OF PREFERRED STOCK. SUCH REQUEST MAY BE MADE TO THE COMPANY OR THE TRANSFER AGENT.

            For Value Received, _________ hereby sell, assign and transfer unto

Please Insert Social Security
 Or Other Identifying Number
 Of Asssignee
_____________________________

_____________________________

_________________________________________________________________
    (Please Print Or Typewrite Name And Address Of Assignee)
_________________________________________________________________

_________________________________________________________________

__________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________Attorney
to transfer the said stock on the books of the within named Company with full power of substitution in the premises.
Date__________________
                                           -3-


____________________________________________
NOTICE:  The Signature To This Assignment
         Must Correspond With The Name As
         Written Upon The Face Of The
         Certificate In Every Particular
         Without Alteration Or Enlargement
         Or Unit Change Whatever